UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

 Datatec Systems, Inc.
(Exact name of registrant as specified in its chapter)

 Delaware
(State or other jurisdiction
of incorporation)

 000-20688
(Commission
File Number)

 94-2914253
(IRS Employer
Identification No.)

 23 Madison Road, Fairfield, New Jersey
(Address of principal executive offices)

 07004
(Zip Code)

Registrant's telephone number, including area code: (973) 808-4000

 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation D Disclosure.

 On July 15, 2004, Datatec Systems, Inc. announced that it had agreed with IBM Credit LLC to amend its senior credit facility.  A copy of the Second Amended and Restated Forbearance Agreement is attached as Exhibit 10.1 to this Report and a copy of the press release is attached as Exhibit 99.1 to this Report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit

Description of Document

10.1

Second Amended and Restated Forbearance Agreement, dated as of July 1, 2004

99.1

Press Release, dated July 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 DATATEC SYSTEMS, INC.
(Registrant)

Date: July 16, 2004

/s/ Richard K. Davis

 Richard K. Davis, Vice President and General Counsel
(signature)*

*Print name and title of the signing officer under his signature.